Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-262123 and 333-269908) of our report dated September 20, 2023, relating to our audit of the consolidated financial statements of CFSB Bancorp, Inc. and Subsidiaries, which report appears in this Annual Report on Form 10-K of CFSB Bancorp, Inc. and Subsidiaries for the year ended June 30, 2023.

By:/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

September 20, 2023